UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8 Other Events.

On November 22, 2024, Healthier Choices Management Corp. (“HCMC”) received a ruling from the U.S. Court of Appeals for the Federal Circuit (the “Federal Circuit”) denying an appeal of HCMC of a decision of the United States Patent and Trademark Office Patent Trial and Appeal Board (the “Board”) relating to the inter partes review of an HCMC patent. The Board had ruled that the previously granted HCMC patent that served as the basis of HCMC’s patent infringement action against Philip Morris USA, Inc. and Philip Morris Products S.A. was not patentable and denied of HCMC’s request to amend the claims if invalidity of the patent was affirmed.

HCMC has the right to seek rehearing by the panel of the Federal Circuit that ruled on the appeal or rehearing by the entire Federal Circuit. HCMC is evaluating these options. If HCMC elects not to pursue such a rehearing, it will be required to dismiss the patent infringement action against Philip Morris USA, Inc. and Philip Morris Products S.A. pending in the district court for the Northern District of Georgia.

Item 9.01 Exhibits

None

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: November 29, 2024	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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